                                                                     EXHIBIT 3.1

                               ARTICLES OF MERGER

                                       OF

                            WORLDS ACQUISITION CORP.

                                       AND

                         ACADEMIC COMPUTER SYSTEMS, INC.

                                      INTO

                         ACADEMIC COMPUTER SYSTEMS, INC.

                          Under Section 14A:10-4 of the
                       New Jersey Business Corporation Act

                  Pursuant to the provisions of Section 14A:10-4 of the New Jersey Business Corporation Act, the undersigned hereby certify:

                  FIRST: That the following Plan of Merger has been duly approved by the Board of Directors of each of the constituent corporations:

                           (a) The name of each of the constituent corporations is Worlds Acquisition Corp. (De dom) and Academic Computer Systems, Inc. (NJ Dom) and the name of the surviving corporation is Academic Computer Systems, Inc. (NJ Dom)

                           (b) The terms and conditions of the proposed merger and the manner and basis of converting the shares of each constituent corporation are as follows:

                           As part of the merger, the certificate of incorporation of the Academic Computer Systems, Inc. as the corporation surviving the Merger shall be amended to increase the authorized shares of common stock to 30,000,000 shares of the par value of $.001, and change the name of the corporation to Worlds Inc., (ii) each outstanding share of common stock of Academic Computer Systems, Inc. shall be converted into one share of common stock of the surviving corporation, (iii) each outstanding share of common stock of Worlds Acquisition Corp. shall be converted into one share of common stock of the surviving corporation and (iv) options, warrants and other rights to purchase shares of common stock of Academic Computer Systems, Inc. and World Acquisition Corp., respectively, shall be converted into identical options, warrants and other rights to purchase the same number of shares of common stock of the surviving corporation with the same exercise price.

                  SECOND: As to each corporation, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class or series, are:

                                 Total                      Designation               Number of
                                 Number                     of Class or               Shares
                                 of Shares                  Series Entitled           of Such Class
Name of                          Entitled                   to Vote as a Class        or Series
Corporation                      to Vote                    or Series (if any)        (if any)
-----------                      -------                    ------------------        --------

Worlds Acquisition Corp.        8,400,000

Academic Computer
         Systems, Inc.            907,700

                  As to each corporation, the number of shares voted for and against the Plan, respectively, and the number of share of any class or series, entitled to vote as a class or series voted for and against the Plan are:

                                                                                        Class
Name of                             Total Shares              Total Shares              or
Corporation                         Voted For                 Voted Against             Series
-----------                         ---------                 -------------             ------

Worlds Acquisition Corp.            8,000,000                         -0-               Common

Academic Computer
         Systems, Inc.                 454,000                        -0-               Common

                  THIRD: The applicable provisions of the law of Delaware under which Worlds Acquisition Corp. was organized have been compiled with in respect to the merger.

                  IN WITNESS WHEREOF, each of the corporations, parties hereto, has caused these Certificates to be executed on its behalf by its President.


Dated:   November 21, 1997

                                             WORLDS ACQUISITION CORP.

                                             /s/
                                             ----------------------------------
                                             Thomas Kidrin, President



                                             ACADEMIC COMPUTER SYSTEMS, INC.


                                             /s/
                                             ----------------------------------
                                             Lawrence Burstein, President